Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL, INC.			    05-0346412      994,206,859
BANK OF AMERICA SECURITIES LLC              56-2058405      757,782,816
DEUTSCHE BANK SECURITIES, INC.              13-2730328      672,253,931
BNP PARIBAS SECURITIES CORP.                13-3235334      555,617,456
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      519,922,701
WELLS FARGO BANK			    41-0449260      478,651,677
MORGAN STANLEY CO INCORPORATED              13-2665598      461,455,793
RBS SECURITIES, INC.                        13-3272275      420,320,837
JPMORGAN CHASE & CO.                        13-3224016      358,934,026
CITIGROUP INC.				    13-2338166      309,008,482



                                                           Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL, INC.			    05-0346412       63,739,263
BANK OF AMERICA SECURITIES LLC              56-2058405       20,347,725
DEUTSCHE BANK SECURITIES, INC.              13-2730328       21,833,351
BNP PARIBAS SECURITIES CORP.                13-3235334        1,573,750
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,981,714
WELLS FARGO BANK			    41-0449260        2,245,280
MORGAN STANLEY CO INCORPORATED              13-2665598       14,597,591
RBS SECURITIES, INC.                        13-3272275           63,602
JPMORGAN CHASE & CO.                        13-3224016       40,399,857
CITIGROUP INC.				    13-2338166       12,227,307



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    6,603,852,781  D. Total Sales: 238,420,026

                               SCREEN NUMBER : 12